Exhibit 99.2

Evoke Pharma Announces Pricing of Public Offering of Common Stock

SOLANA BEACH, Calif., Jan. 13, 2021 (GLOBE NEWSWIRE)—Evoke Pharma, Inc. (Nasdaq: EVOK), a specialty pharmaceutical company focused on treatments for gastrointestinal (GI) disorders and diseases, today announced that it has priced an underwritten public offering of 5,000,000 shares of its common stock at a price to the public of $2.50 per share. Gross proceeds, before underwriting discounts and commissions and estimated offering costs, are expected to be $12.5 million. Evoke has granted the underwriter a 45-day option to purchase up to 750,000 additional shares of its common stock. The offering is expected to close on or about January 19, 2021, subject to satisfaction of customary closing conditions.

Laidlaw & Company (UK) Ltd. is acting as sole book-running manager for the offering.

Evoke intends to use the net proceeds from the offering for working capital and general corporate purposes, including funding commercialization activities, research and development activities, clinical trial expenditures, and possible acquisition of new technologies or products.

The offering is being conducted pursuant to a shelf registration statement (File No. 333-251614) previously filed and declared effective by the Securities and Exchange Commission (SEC). A final prospectus supplement and accompanying prospectus relating to this offering will be filed with the SEC and will be available free of charge on the website of the SEC at www.sec.gov. When available, copies of the final prospectus supplement and the accompanying prospectus relating to this offering may be obtained from Laidlaw & Company (UK) Ltd, Attention: Syndicate Department, 521 Fifth Avenue, New York, NY 10175, by telephone at (212) 953-4917 or by email at syndicate@laidlawltd.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of, these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

About Evoke Pharma, Inc.

Evoke is a specialty pharmaceutical company focused primarily on the commercialization and development of drugs to treat GI disorders and diseases. The Company developed GIMOTI, a nasal spray formulation of metoclopramide, for the relief of symptoms associated with acute and recurrent diabetic gastroparesis in adults.

Diabetic gastroparesis is a GI disorder affecting millions of patients worldwide, in which the stomach takes too long to empty its contents resulting in serious GI symptoms as well as other systemic complications. The gastric delay caused by gastroparesis can compromise absorption of orally administered medications. Prior to FDA approval to commercially market GIMOTI, metoclopramide was only available in oral and injectable formulations and remains the only drug currently approved in the United States to treat gastroparesis.

Safe Harbor Statement

Evoke cautions you that statements included in this press release that are not a description of historical facts are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negatives of these terms or other similar expressions. These statements are based on Evoke’s current beliefs and expectations. These forward-looking statements include statements regarding Evoke’s expectations on the completion, timing and size of the offering and the anticipated use of proceeds therefrom. The inclusion of forward-looking statements should not be regarded as a representation by Evoke that any of its plans will be achieved. Actual results may differ from those set forth in this press release due to the risks and uncertainties associated with market conditions and the satisfaction of customary closing conditions related to the proposed public offering and other risks and uncertainties inherent in Evoke’s business, including those described in Evoke’s periodic filings with the SEC and the prospectus supplement and related prospectus for this offering filed with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and Evoke undertakes no obligation to revise or update this press release to reflect events or circumstances after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement. This caution is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Investor Contact:

The Ruth Group

Jan Medina, CFA

Tel: 646-536-7035

jmedina@theruthgroup.com

Media Contact:

The Ruth Group

Kirsten Thomas

Tel: 508-280-6592

kthomas@theruthgroup.com